Exhibit 99.1

NEWS

Investor Relations: Sam Ramraj, (626) 302-2540

Media Contact: (626) 302-2255,

News@sce.com

Edison International Commences Cash Tender Offers to Purchase Any & All of Its 5.00% Fixed-Rate Reset Cumulative Perpetual Preferred Stock, Series B and 5.375% Fixed-Rate Reset Cumulative Perpetual Preferred Stock, Series A

ROSEMEAD, Calif., Nov. 20, 2025 — Edison International (NYSE: EIX) today announced the commencement of cash tender offers to purchase any and all of its outstanding 5.00% Fixed-Rate Reset Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock” and such offer, the “Series B Offer”) and 5.375% Fixed-Rate Reset Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock” and, together with the Series B Preferred Stock, the “Securities” and such offer, the “Series A Offer” and, together with the Series B Offer, the “Offers” and each, an “Offer”), plus Accrued Dividends (as defined below).

Series of Securities	CUSIP/ISIN No.	Liquidation Preference Per Share	Aggregate Liquidation Preference Outstanding	Offer Price
5.00% Fixed-Rate Reset Cumulative Perpetual Preferred Stock, Series B	281020AT4 / US281020AT41	$1,000	$503,454,000	$995 per $1,000 liquidation preference
5.375% Fixed-Rate Reset Cumulative Perpetual Preferred Stock, Series A	281020AS6 / US281020AS67	$1,000	$1,159,317,000	$1,000 per $1,000 liquidation preference

The Offers will expire on December 19, 2025 at 5 p.m., New York City time, unless the Company extends or earlier terminates either of the Offers (such time and date, as the same may be extended or earlier terminated, the “Expiration Date”).

The consideration for the Securities tendered and accepted for purchase will equal $995 per $1,000 liquidation preference per share of Series B Preferred Stock pursuant to the Series B Offer (the “Series B Offer Price”) and $1,000 per $1,000 liquidation preference per share of Series A Preferred Stock pursuant to the Series A Offer (the “Series A Offer Price” and, together with the Series B Offer Price, the “Offer Price”), plus Accrued Dividends. As used in connection with the Offers, “Accrued Dividends” means, for each $1,000 liquidation preference per share of Securities, accrued and unpaid dividends from the last dividend payment date with respect to such Security up to, but not including, the Settlement Date (as defined below) of the Offers, assuming for purposes of the Offers that a dividend for such Security had in fact been declared during such period. The date on which the Company will pay the aggregate purchase price for all validly tendered and not validly withdrawn Series B Preferred Stock and Series A Preferred Stock that are accepted for purchase is referred to as the “Settlement Date.” The Company expects the Settlement Date will occur promptly following the Expiration Date and acceptance of the Series B Preferred Stock and Series A Preferred Stock for purchase.

The Company intends to pay the consideration payable by it pursuant to the Offers and the fees and expenses incurred by it in connection therewith with cash on hand.

Securities tendered pursuant to either of the Offers may be validly withdrawn at any time on or prior to the Expiration Date by following the procedures described in the Offer to Purchase.

The terms and conditions of the Offers are described in the Offer to Purchase, dated November 20, 2025 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the accompanying Letter of Transmittal, dated November 20, 2025 (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer Materials”). The Offers are subject to the satisfaction or waiver of certain conditions specified in the Offer Materials.

Upon request, the Offer Materials will be provided to record holders of Securities and will be furnished to brokers, dealers, commercial banks, trust companies or other nominee stockholders and similar persons whose names, or the names of whose nominees, appear on the Company’s stockholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing for subsequent transmittal to beneficial owners of the Securities. The Offer Materials contain important information that holders are urged to read before any decision is made with respect to either of the Offers.

Pursuant to Rule 13e-4(c)(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is filing with the Securities and Exchange Commission (the “SEC”) an Issuer Tender Offer Statement on Schedule TO, which contains additional information with respect to the Offers. The Schedule TO, including the exhibits and any amendments and supplements thereto, may be examined, and copies may be obtained, at the SEC’s website at sec.gov.

Barclays Capital Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC and Santander US Capital Markets LLC are acting as dealer managers for the Offers. For additional information regarding the terms of the Offers, please contact: Barclays Capital Inc. at 800-438-3242 (toll-free) or 212-528-7581 (collect); J.P. Morgan Securities LLC at 866-834-4666 (toll-free) or 212-834-4818 (collect); Mizuho Securities USA LLC at 866-271-7403 (toll-free) or 212-205-7741 (collect); or Santander US Capital Markets LLC at 855-404-3636 (toll-free) or 212-350-0660 (collect). To confirm delivery of Securities, please contact Global Bondholder Services Corporation, which is acting as the tender agent and information agent for the Offers, at 855-654-2015 (toll-free) or 212-430-3774 (collect).

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER OR SOLICITATION TO PURCHASE SECURITIES. THE OFFERS ARE BEING MADE SOLELY PURSUANT TO THE OFFER MATERIALS WHICH SET FORTH THE COMPLETE TERMS OF THE OFFERS THAT HOLDERS OF THE SECURITIES SHOULD CAREFULLY READ PRIOR TO MAKING ANY DECISION.

THE COMPANY IS NOT MAKING THE OFFERS TO (NOR WILL IT ACCEPT ANY TENDER OF SECURITIES FROM OR ON BEHALF OF) HOLDERS OF SECURITIES IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFERS OR THE ACCEPTANCE OF ANY TENDER OF SECURITIES WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION, PROVIDED THAT THE COMPANY WILL COMPLY WITH THE REQUIREMENTS OF RULE 13E-4(F)(8) PROMULGATED UNDER THE EXCHANGE ACT. HOWEVER, THE COMPANY MAY, AT ITS DISCRETION, TAKE SUCH ACTION AS THE COMPANY MAY DEEM NECESSARY FOR IT TO MAKE THE OFFERS IN ANY SUCH JURISDICTION AND EXTEND THE OFFERS TO HOLDERS OF SECURITIES IN SUCH JURISDICTION. IN ANY JURISDICTION THE SECURITIES OR BLUE SKY LAWS OF WHICH REQUIRE THE OFFERS TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFERS SHALL BE DEEMED TO BE MADE ON THE COMPANY’S BEHALF BY ONE OR MORE REGISTERED BROKERS OR DEALERS WHICH ARE LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

Additional Information Regarding the Tender Offers

This communication is for informational purposes only. This communication is not a recommendation to buy or sell the Securities or any other securities, and it is neither an offer to purchase nor a solicitation of an offer to sell the Securities or any other securities. Edison International has filed a tender offer statement on Schedule TO, including the Offer to Purchase, Letter of Transmittal and related materials, with the SEC. The Offers are made only pursuant to the Offer to Purchase, Letter of Transmittal and related materials filed as a part of the Schedule TO. Holders of the Securities should read carefully the Offer to Purchase, Letter of Transmittal and related materials because they contain important information, including the various terms of, and conditions to, the Offers. Holders of the Securities may obtain a free copy of the tender offer statement on Schedule TO, the Offer to Purchase, Letter of Transmittal and other documents that Edison International has filed with the SEC at the SEC’s website at sec.gov or from Global Bondholder Services Corporation.

About Edison International

Edison International (NYSE: EIX) is one of the nation’s largest electric utility holding companies, focused on providing clean and reliable energy and energy services through its independent companies. Headquartered in Rosemead, Calif., Edison International is the parent company of Southern California Edison Company, a utility delivering electricity to approximately 15 million people across Southern, Central and Coastal California. Edison International is also the parent company of Trio (formerly Edison Energy), a portfolio of nonregulated competitive businesses providing integrated sustainability and energy advisory services to large commercial, industrial and institutional organizations in North America and Europe.

Safe Harbor Statement for Investors

Statements contained in this press release about expectations regarding the Offers, financings and other statements that do not directly relate to a historical or current fact are forward-looking statements. In this press release, the words “expects,” “will” and variations of such words and similar expressions, or discussions of strategy, plans or actions, are intended to identify forward-looking statements. Such statements reflect our current expectations; however, such statements necessarily involve risks and uncertainties. Actual results could differ materially from current expectations. Other important factors are discussed in Edison International’s Form 10-K and other reports filed with the SEC, which are available on our website: edisoninvestor.com. Edison International has no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise.